Calculation of Filing Fee Tables
S-1
JONES SODA CO.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	Other	5,863,650	$ 0.295	$ 1,729,776.75	0.0001381	$ 238.88
Fees to be Paid	2	Equity	Common Stock, no par value per share	Other	2,931,822	$ 0.295	$ 864,887.49	0.0001381	$ 119.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,594,664.24		$ 358.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 358.32
Offering Note
[1]	The securities being registered are (i) 5,863,650 shares of the Company's common stock, no par value per share ("Common Stock") and (ii) 2,931,822 shares of Common Stock issuable upon the exercise of outstanding warrants. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the OTCQB Marketplace on August 4, 2026, which date is within five business days prior to the filing of this registration statement.

[2]	The securities being registered are (i) 5,863,650 shares of the Company's common stock, no par value per share ("Common Stock") and (ii) 2,931,822 shares of Common Stock issuable upon the exercise of outstanding warrants. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the OTCQB Marketplace on August 4, 2026, which date is within five business days prior to the filing of this registration statement. Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of Common Stock offered by the selling shareholders

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date